F I R S T Q U A R T E R 2 0 2 2 B U S I N E S S U P D A T E M A Y 4 , 2 0 2 2 E x h i b i t 9 9 . 2

Cautionary statement regarding forward-looking statements This presentation contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited, to those statements around our ability to achieve certain milestones around and commercialize the Aurora Driver on the timeframe we expect or at all. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances. This presentation also contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the data contained in the industry publications and other publicly available information. Aurora does not undertake to update such data after the date of this presentation. All third-party logos appearing in this presentation are trademarks or registered trademarks of their respective holders. Any such appearance does not necessarily imply any affiliation with or endorsement of Aurora. ©2022 Aurora Proprietary 2

3 We achieved our transferability milestone Sensor Pod ● IO Long Range Lidar qty 3 ● Mid Range Lidar qty 2 ● Radar qty 1 ● Cameras qty 11 ● IMUs qty 2 ● Microphones qty 8 FR Near Range Pod ● NR Lidar qty 1 ● Camera qty 1 RR Near Range Pod ● NR Lidar qty 1 ● Camera qty 1 Fender Near Range Pod x 2 ● NR Lidar qty 1 ● Radar qty 1 ● Camera qty 1 Trunk Radar qty 2 Full Aurora Driver sensor suite is transferred from our trucks to the Toyota Sienna fleet with limited change Additional near-range lidar on Sienna Additional IMU sensors on truck ©2022 Aurora Proprietary

4 Aurora’s powerful sensor suite: Multi-modal sensing, featuring FirstLight Lidar Sensor Pod ● IO Long Range Lidar qty 3 ● Mid Range Lidar qty 2 ● Radar qty 1 ● Cameras qty 11 ● IMUs qty 2 ● Microphones qty 8 FR Near Range Pod ● NR Lidar qty 1 ● Camera qty 1 RR Near Range Pod ● NR Lidar qty 1 ● Camera qty 1 Fender Near Range Pod x 2 ● NR Lidar qty 1 ● Radar qty 1 ● Camera qty 1 Trunk Radar qty 2 Our sensor field of view is consistent across truck and Sienna platforms Camera Radar Lidar Combined ©2022 Aurora Proprietary

5 We unveiled our first Toyota Sienna fleet, demonstrating the Aurora Driver’s ability to power Aurora Connect, our product for the ride-hailing market “It was really impressive how the vehicle merges within heavy traffic. I noticed at times it was speeding up so it could be ahead of oncoming traffic. There was another merge where it actually slowed down to optimize the safety of the merging. I was very impressed that we did the entire trip and there was no disengagement until we forcibly disengaged at the end. Very impressive system." — Bob Carter, Toyota Motor North America "We saw exciting progress from Aurora this quarter. Aurora's ability to drive the Toyota Sienna at highway speeds on commercially representative routes, like to the airport, is a compelling glimpse into the future." —Dara Khosrowshahi, Uber ©2022 Aurora Proprietary Watch video ▸

6 Our Sienna fleet achieved parity of performance with our trucks within just six weeks of on-road testing Sienna lane change for construction vehicles on shoulder Truck lane change for upcoming construction zone ©2022 Aurora Proprietary Watch video ▸

7 The Aurora Driver can now navigate complex construction zones Lane Closure Adjusting left or right in the lane for concrete barriers and cones Together, these and other capability improvements have reduced our policy intervention rate by 85% ©2022 Aurora Proprietary Watch video ▸ Watch video ▸

8 We have driven an 18-fold improvement in construction handling on our Fort Worth to El Paso route Demonstrating meaningful, tangible progress in this operating domain ©2022 Aurora Proprietary

©2022 | Aurora Confidential and Proprietary The Aurora Driver can now perform Texas U-turns This important capability is live on our trucks and Sienna fleet 9©2022 Aurora Proprietary Watch video ▸

©2022 | Aurora Confidential and Proprietary We are continuing to strengthen the Aurora Driver’s detection of vulnerable road users The Aurora Driver has the critical capability of detecting motorcycles and other vulnerable road users, even when they’re performing wheelies 10©2022 Aurora Proprietary Watch video ▸

11©2022 Aurora Proprietary Q3 Milestone: We expect to show that the Aurora Driver can respond to system failures at highway speeds by safely pulling over to the shoulder without vehicle operator intervention We continue to advance our Safety Case

12©2022 Aurora Proprietary Year-to-date through our pilots, we have already doubled both the commercial miles driven and loads delivered by the Aurora Driver compared to 2021, providing our team with invaluable insights Aurora Horizon: Building and operationalizing our commercial trucking product

13©2022 Aurora Proprietary

14©2022 Aurora Proprietary